EXHIBIT 3.2.1

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          DYNAMICWEB ENTERPRISES, INC.


                  ARTICLE I- OFFICES

         Section 1. Initial Registered Office/Agent: The registered office of the corporation shall be 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 and the registered agent at said address shall be Steve Vanechanos, Jr.

         Section 2. Additional Offices: The corporation may have such other offices either within or without the State of New Jersey as the Board of Directors may designate or as the business of the corporation may require from time to time.

                  ARTICLE II - SEAL

         Section 1. Corporate Seal: The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Incorporated, NEW JERSEY."

                  ARTICLE III - SHAREHOLDERS' MEETINGS

         Section 1. Place of Shareholders' Meetings: All meetings of the shareholders shall be held at the registered office of the corporation or at such other place or places, either within or without the State of New Jersey, as may from time to time be selected by the Board of Directors.

         Section 2. Annual Meetings: After the fiscal year ending September 30, 1997, the annual meeting of shareholders shall be held on the first Thursday of February in each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at ten o'clock A.M., or on such other day as may be fixed by the Board. At the annual meeting the shareholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the day designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient.

Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the corporation.

         Section 3. Special Meetings: Special meetings of the shareholders may be called by the President or the Board of Directors, but not by the shareholders unless otherwise required by law.

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         Section 4. Notice of Shareholders' Meetings: Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by statute in a particular case. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice of the new record date.

         Section 5. Waiver of Notice: Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Section 6. Action by Shareholders Without Meeting:

                  (1) Any action required or permitted to be taken at a meeting of shareholders by statute, the Certificate of Incorporation or these By-Laws of the corporation, may be taken without a meeting if all of the shareholders entitled to vote thereon unanimously consent thereto in writing, except as otherwise provided in the Business Corporation Act (the "Act"). In case the corporation is involved in a merger, consolidation or other type of acquisition or disposition regulated by Chapters 10 and 11 of the Act, the pertinent provisions of the Act should be referred to and strictly complied with.

                  (2) Whenever action is taken pursuant to subsection (1) of this section, the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes or proceedings of shareholders.

                  (3) Except as set forth above regarding the unanimous consent of shareholders, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to consent in writing to an action without a meeting is specifically denied.

         Section 7. Fixing Record Date:

                  (1) The Board may fix, in advance, a date as the record date for determining the corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to:

                           (a) notice of or to vote at any meeting of
shareholders or any adjournment thereof;

                           (b) consent in writing to any action without a
meeting; or,

                           (c) receive payment of any dividend or allotment of
any right.

         The record date may in no case be more than 60 days prior to the shareholders' meeting or other corporate action or event to which it relates.

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         The record date for a shareholders' meeting may not be less than 10 days before the date of the meeting.

                  (2) If no record date is fixed,

                           (a) the record date for a shareholders' meeting shall
be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and,

                           (b) the record date for determining shareholders for
any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

                  (3) When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

         Section 8. Voting Lists: The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or vote at any meeting.

         Section 9. Quorum: Unless otherwise provided in the Certificate of Incorporation or by statute, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the corporation. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If there is less than a quorum, the meeting may adjourn. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

         Section 10. Voting:

                  (1) Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by statute or in the Certificate of Incorporation.

                  (2) Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders at which a quorum is present by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

         Section 11. Proxy Voting:

                  (1) Every shareholder entitled to vote at a meeting of shareholders or to express consents without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a

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shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution.

Unless it is irrevocable as provided in subsection 11(3) below, a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of the proxy or votes the share subject to the proxy by written ballot.

                  (2) A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the corporation.

                  (3) A proxy which states that it is irrevocable is irrevocable if coupled with an interest either in the stock itself or in the corporation and, in particular and without limitation, if it is held by any of the following or a nominee of any of the following:

                           (a) A pledgee;

                           (b) A person who has purchased or agreed to purchase
the shares;

                           (c) A creditor of the corporation who has extended
credit or has agreed to continue to extend credit to the corporation if the proxy is given in consideration of the extension or continuation;

                           (d) A person who has agreed to perform services as an
employee of the corporation if the proxy is given in consideration of the agreement; or

                           (e) A person designated pursuant to the terms of an
agreement as to voting between two or more shareholders.

         An irrevocable proxy becomes revocable when the interest which supports the proxy has terminated.

                  (4) Unless noted conspicuously on the share certificate, an otherwise irrevocable proxy may be revoked by a person who becomes the holder of the shares without actual knowledge of the restriction.

         Section 12. Election of Directors: At each election of directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders shall not be permitted to cumulate their votes in the election of directors. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

         Section 13. Inspectors of Election: The Board may, in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality

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and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector.

                  ARTICLE IV - DIRECTORS

         Section 1. General: The business and affairs of this corporation shall be managed by its Board of Directors, consisting of not less than five (5) nor more than twenty-five (25) in number. The directors of the corporation may be divided into classes if and as so provided in the Certificate of Incorporation. A director shall be at least eighteen years of age and need not be a United States citizen or a resident of this State. Unless waived by the Board of Directors, in order to qualify for election as a director, a person must have been a shareholder of record of the corporation for a period of time equal to the lesser of (i) three (3) years or (ii) the time elapsed since March 26, 1996. Except as set forth in Article VI hereof regarding the filling of vacancies on the Board of Directors, each director shall be elected by the shareholders at an annual meeting of shareholders of the corporation, and shall be elected until his successor shall be elected and shall qualify, subject to earlier termination by removal or resignation.

         Section 2. First Meeting After Election: After the election of the directors, the newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of electing the officers of the corporation and otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of the directors.

         Section 3. Regular Meetings: Regular meetings of the Board shall be held without notice from time to time at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

         Section 4. Quorum: A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the Certificate of Incorporation or these By-Laws provide that a greater or lesser proportion shall constitute a quorum. Any action of the majority of the votes of the directors present at a meeting at which a quorum is present shall be the act of the Board or of the committee, unless by statute, the Certificate of Incorporation, or these By-Laws require a greater proportion including a unanimous consent.

         Section 5. Action of Directors Without a Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the Board or Committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the Secretary of State of New Jersey.

         Section 6. Special Meetings: Special meetings of the Board may be called by the President upon two days' notice to each director, either personally or by mail; special meetings may be called in like manner and on like notice, on the written request of any director.

         Section 7. Waiver of Notice: Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purposes of any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if

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the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

         Section 8. Power of Directors:

                  (1) The Board of Directors shall have the management of the business of the corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

                  (2) In discharging his duties to the corporation and in determining what he reasonably believes to be in the best interest of the corporation, a director may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors, and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

                  (3) If on the basis of the factors described in subsection (2) of this Section 8, the Board of Directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

         Section 9. Compensation of Directors: The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.

         Section 10. Committees:

                  (1) If deemed advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall make, alter or repeal any By-Law of the corporation; elect or appoint any director, or remove any officer or director; submit to shareholders any action that requires shareholders' approval; or amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

                  (2) There shall be a standing committee of the Board of Directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of directors who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or of any such entity. The Audit Committee shall: (i) make recommendations to the Board of Directors as to the independent accountants to be appointed by the Board, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the corporation, and (v) perform such other duties as may be assigned to it from time to time by the Board of Directors.

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                  (3) The Board, by resolution adopted by a majority of the
entire Board, may fill any vacancy in any committee; appoint one or more directors to serve as alternate members of any committee to act in the absence or disability of members of any committee with all the powers of such absent or disabled members; abolish any committee at its pleasure; and remove any director from membership on any committee at any time, with or without cause.

                  (4) Actions taken at a meeting of any committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                  (5) The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

         Section 11. Director Conflicts of Interest:

                  (1) No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the board or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is true:

                           (a) The contract or other transaction is fair and
reasonable as to the corporation at the time it is authorized, approved or ratified; or

                           (b) The fact of the common directorship or interest
is disclosed or known to the board or committee and the board or committee authorizes, approves or ratified the contract or transaction by unanimous written consent, provided at least one director or consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (c) The fact of the common directorship or interest
is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

                  (2) Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described in subsection 11(1) above, is authorized, approved or ratified.

                  (3) The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

         Section 12. Liability of Directors; Presumption of Assent to Action Taken at a Meeting: A director of a corporation who is present at a meeting of the Board, or any committee thereof of which he is a member, shall be presumed to have concurred in the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action, or a director who is absent from a meeting of the Board or any committee thereof. A director who is absent from a meeting of the Board, or any committee thereof of which he is a member, at which any such action is taken shall be presumed to have concurred in the action unless he shall file his dissent with the secretary of the corporation within a reasonable time after learning of such action.

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         Section 13. Liability of Directors; Reliance on Records and Reports:

                  (1) Directors and members of any committee designated by the Board shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions.

                  (2) In discharging their duties, directors and members of any committee designated by the Board shall not be liable if, acting in good faith, they rely:

                           (a) upon the written opinion of counsel for the
corporation;

                           (b) upon written reports setting forth financial data
concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants;

                           (c) upon financial statements, books of account or
reports of the corporation represented to them to be correct by the president, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the Board; or

                           (d) upon written reports of committees of the Board.

                  (3) A director shall not be personally liable to the corporation or its shareholders for damages for breach of duty as a director if and to the extent that such liability has been eliminated or limited by a provision in the Certificate of Incorporation or authorized by statute.

                  (4) In taking action, including without limitation, action which may involve or relate to a change or potential change in the control of the corporation, a director shall be entitled to consider, without limitation, both the long-term and the short-term interests of the corporation and its shareholders. For the purpose of this subsection, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the corporation, whether through the ownership of voting shares, by contract or otherwise.

                  ARTICLE V - OFFICERS

         Section 1. Officers:

                  (1) The officers of the corporation shall consist of a President, one or more Executive Vice Presidents and Vice Presidents, a Secretary, a Treasurer and, if desired, a Chairman of the Board, and such other officers as may be required. They shall be elected annually by the Board of Directors and shall hold office for until their successors are elected and have qualified, subject to earlier termination by removal or resignation. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

                  (2) Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers.

         Section 2. Salaries: The salaries of all officers, employees and agents of the corporation shall be fixed by the Board of Directors.

         Section 3. President: The President shall be the Chief Executive Officer of the corporation; shall preside at all meetings of the shareholders and directors; shall have general and active management of the business of the

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corporation; and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may by statute exclusively be conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

         Section 4. Executive Vice Presidents and Vice Presidents: Each Executive Vice President and Vice President, if any have been appointed, shall be vested with all the powers and be required to perform all of the duties delegated to him by the Board of Directors or the President. One Executive Vice President or Vice President shall be designated by the Board of Directors to perform all the duties of the President in his absence.

         Section 5. Chairman of the Board: The Chairman of the Board, if one has been appointed, shall exercise such powers and perform such duties as shall be provided in the resolution proposing that a Chairman of the Board be elected.

         Section 6. Secretary: The Secretary shall keep full minutes of all meetings of the shareholders and directors; he shall be Ex-Officio Secretary of the Board of Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given notices of all meetings of the shareholders of the corporation and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

         Section 7. Assistant Secretary: The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform other duties as the board of directors, the President or the Secretary may from time to time designate.

         Section 8. Treasurer: The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall, if requested by the Board, submit a full financial report at the annual meeting of the shareholders.

                  ARTICLE VI - VACANCIES, RESIGNATION & REMOVAL

         Section 1. Vacancies in the Board of Directors:

                  (1) Any directorship not filled at the annual meeting, and any vacancy, however caused, including vacancies resulting from an increase in the number of directors, occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

                  (2) Any directorship not filled by the Board may be filled by the shareholders at a meeting of shareholders called for that purpose.

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         Section 2. Vacancies in Offices: Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.

         Section 3. Resignations: Any director or other officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         Section 4. Removal of Directors: One or more or all the directors of the corporation may be removed for cause by the affirmative vote of the majority of the votes which all shareholders would be entitled to cast at an annual election of directors. No act of the Board done during the period when a director has been suspended or removed for cause shall be impugned or invalidated solely on account of the suspension or removal being thereafter rescinded by the shareholders or by the Board or by the final judgment of a court of competent jurisdiction.

         Section 5. Removal of Officers: Any officer elected by the Board of Directors may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

                  ARTICLE VII - SHARE CERTIFICATES

         Section 1. Share Certificates: The shares of the corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the corporation by the President and may be counter-signed by the Secretary or Treasurer or an Assistant Secretary and may be sealed with the seal or the corporation or a facsimile thereof. Any or all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         Section 2. Transfers: All transfers of the shares of the corporation shall be made upon the books of the corporation by the holders of the shares in person, or by their legal representatives. Share certificates shall be surrendered and canceled at the time of transfer. The shares of the corporation shall be personal property and shall be transferable in accordance with the provisions of Chapter 8 of the New Jersey Uniform Commercial Code, as amended from time to time, except as provided by statute.

         Section 3. Loss of Certificates: In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                  ARTICLE VIII - MISCELLANEOUS PROVISIONS

         Section 1. Monetary Disbursements: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         Section 2. Fiscal Year: The fiscal year of the corporation shall end on the 30th day of September each year.

         Section 3. Dividends: Subject to any restrictions contained in the Certificate of Incorporation and by statute, the corporation may, from time to time, by resolution of the Board, declare and pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations.

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         Section 4. Giving Notice:

                  (1) Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof by telefacsimile or through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon. Such notice shall specify the place, day and hour of the meeting and, in the case of shareholders' meeting, the general nature of the business to be transacted.

                  (2) In computing, the period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or these By-Laws or any resolution of directors or shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included.

         Section 5. Loans to Directors, Officers or Employees: The corporation may lend money to, or guarantee any obligation of, or otherwise assist, any director, officer or employee of the corporation or of any subsidiary, whenever, in the judgment of the directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including without limitation, a pledge of shares of the corporation, and may be made upon such other terms and conditions as the Board may determine.

         Section 6. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

         Section 7. Meetings by Conference Telephone: Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of telephone conference or any means of communication by which all persons participating in the meeting are able to hear each other.

         Section 8. Books and Records of Accounts: The corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any, either within or without this State. The corporation shall keep at its principal office, registered office, or at the office of a transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time. The corporation shall convert into readable form without charge any such records not in such form, upon the written request of any person entitled to inspect them.

                  ARTICLE IX - AMENDMENTS

         Section 1. Except as otherwise provided in the Certificate of Incorporation or by statute, the authority to make, amend, alter, change or repeal the By-Laws of the corporation is hereby expressly and solely granted to and vested in the Board of Directors of the corporation, subject always to the power of the shareholders to change such action by the affirmative vote of

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shareholders of the corporation entitled to cast at least 66-2/3 percent
(66-2/3%) of the votes which all shareholders are entitled to cast.

                  ARTICLE X - INDEMNIFICATION OF DIRECTORS
                                 OFFICERS AND EMPLOYEES

         Section 1. Definitions: As used in this Article:

                  (1) "corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent or any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                  (2) "other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                  (3) "expenses" means reasonable costs, disbursements and counsel fees;

                  (4) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and

                  (5) "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

         Section 2. Third Party Actions: Unless otherwise provided in the Certificate of Incorporation or by statute, the corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

                  (1) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

                  (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a pleas of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in subsections 2(1) and 2(2) hereof.

         Section 3. Derivative Actions: Unless otherwise provided in the Certificate of Incorporation or by statute, the corporation shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason for his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all

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circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         Section 4. Mandatory Indemnification: The corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections (2) and (3) hereof or in defense of any claim, issue or matter therein.

         Section 5. Procedure for Effecting Indemnification: Any indemnification under section 2 above and, unless ordered by a court under section 3 above, may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper under the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 2 above or Section 3 above or otherwise provided by statute. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, such determination shall be made:

                  (1) by the Board of Directors or committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                  (2) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or

                  (3) by the shareholders if the Certificate of Incorporation, these By-Laws or a resolution of the Board of Directors or the shareholders so directs.

         Section 6. Advancing Expenses: Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

         Section 7. Application to a Court for Indemnification:

                  (1) If the corporation, upon application of a corporate agent, has failed or refused to provide indemnification as required under Section 4 above or permitted under Sections 2, 3 and 6 above, a corporate agent may apply to a court for an award of indemnification by the corporation, and such court:

                           (a) may award indemnification to the extent
authorized under Sections 2 and 3 above and shall award indemnification to the extent required under Section 4 above, notwithstanding any contrary determination which may have been made under Section 5 above; and

                           (b) may allow reasonable expenses to the extent
authorized by, and subject to the provisions of, Section 6 above, if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

                  (2) Application for such indemnification may be made:

                           (a) in the civil action in which the expenses were or
are to be incurred or other amounts were or are to be paid; or

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                           (b) to the Superior Court in a separate proceeding.
If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

                  (3) The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

         Section 8. Other Indemnification Rights: The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article shall not exclude any other rights to which a corporate agent may be entitled under the Certificate of Incorporation, any agreement, any vote of shareholders, or otherwise; provided that, unless otherwise permitted by statute, no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         Section 9. Insurance: The corporation shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this Article. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

         Section 10. Other Agreements: Except as required by Section 4 above, no indemnification shall be made or expenses advanced by a corporation under this Article, and none shall be ordered by a court, if such action would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the Board of Directors or the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the indemnification to which the corporate agent may be entitled.

         Section 11. Corporate Agent as Witness: This Article does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

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